EXHIBIT 99.1

Artelo Biosciences Announces $11.0 Million Private Placement

Priced At-the-Market Under Nasdaq Rules

SOLANA BEACH, CA – March 27, 2026 (GLOBE NEWSWIRE) -- Artelo Biosciences, Inc. (Nasdaq: ARTL) today announced that it has entered into definitive agreements for the purchase and sale of an aggregate of 3,188,407 shares of common stock (or pre-funded warrant in lieu thereof) and warrants to purchase up to 6,376,814 shares of common stock, at a combined purchase price of $3.45 per share of common stock (or per pre-funded warrant in lieu thereof) and accompanying warrants, in a private placement priced at-the-market under Nasdaq rules. The warrants will have an exercise price of $3.20 per share, will be exercisable upon issuance and will expire five and one-half years from the Effectiveness Date (as defined below). The private placement is expected to close on or about March 30, 2026, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds from the offering are expected to be approximately $11.0 million, prior to deducting placement agent fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from the offering for working capital, general corporate purposes, and the repayment of certain bridge debt. The potential additional gross proceeds to the Company from the warrants, if fully exercised on a cash basis, will be approximately $20.4 million. No assurance can be given that any of the warrants will be exercised, or that the Company will receive cash proceeds from the exercise of the warrants.

The securities described above are being offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants, have not been registered under the Securities Act, or applicable state securities laws. Accordingly, the securities issued in the private placement and shares of common stock underlying the warrants may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. Pursuant to a registration rights agreement with the investors, the Company has agreed to file a resale registration statement covering the securities described above (such date of effectiveness of the resale registration statement, the “Effectiveness Date”).

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Company's common stock or any other securities, and there shall not be any offer, solicitation or sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

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About Artelo Biosciences

Artelo Biosciences, Inc. is a clinical-stage pharmaceutical company dedicated to the development and commercialization of proprietary therapeutics that modulate lipid-signaling pathways, with a diversified pipeline addressing significant unmet needs in anorexia, cancer, anxiety, dermatologic conditions, pain, inflammation, and diseases of the eye. Led by an experienced executive team collaborating with world-class researchers and technology partners, Artelo applies rigorous scientific, regulatory, and commercial, discipline to maximize stakeholder value. More information is available at www.artelobio.com and X: @ArteloBio.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company's plans and expectations. These statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those expressed or implied by such statements, including market and other conditions. All statements that are not historical facts are forward-looking statements, including but not limited to, statements regarding: the consummation of the private placement and the satisfaction of customary closing conditions related to the offering, the use of proceeds therefrom and the potential exercise of the warrants. For a discussion of risks and uncertainties, please refer to the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K. The Company undertakes no obligation to publicly update any forward-looking statement, except as required by applicable securities laws.

Investor Relations Contact:

Crescendo Communications, LLC

Tel: 212-671-1020

Email: ARTL@crescendo-ir.com

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